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                                 EXHIBIT 23.1

                         INDEPENDENT AUDITOR'S CONSENT


We consent to the incorporation by reference in this Registration Statement of Hancock Holding Company on Form S-4 of our report dated January 13, 1998, incorporated by reference in the Annual Report on Form 10-K of Hancock Holding Company for the year ended December 31, 1997 and to the reference to us under the heading "Experts" in the Prospectus/Proxy Statement, which is a part of this Registration Statement.




Deloitte & Touche LLP
New Orleans, Louisiana
November 6, 1998